SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported):         March 29, 2002
                                                  ------------------------------


                            ELCOM INTERNATIONAL, INC.
                    ----------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      000-27376                 04-3175156
-----------------------------    ----------------       ------------------------
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
    of Incorporation)               File Number)         Identification Number)


                   10 Oceana Way Norwood, Massachusetts 02062
                  --------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:      (781) 440-3333
                                                   ---------------------------


 -----------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.
        -------------------------------------

        On March 29, 2002, Elcom International, Inc., a Delaware corporation (the "Company"), sold certain of the assets and liabilities of the Company's United States ("U.S.") computer-oriented information technology products and associated services ("IT Products and Services") business conducted by its subsidiary, Elcom Services Group, Inc. ("Elcom Services Group"), to ePlus Technology, Inc. ("ePlus"), a Virginia corporation.

        The assets acquired by ePlus include the Company's customer list and certain contractual rights related to the resale of IT Products and Services, certain fixed assets and rights under the Company's real property lease in California (which will be assigned to ePlus) (collectively the "Assets"). ePlus also assumed certain related liabilities of the Company, including liabilities related to employee compensation and liabilities under assigned contracts (collectively with the Assets, the "Business"). In addition, ePlus acquired certain of the Company's software and a perpetual license for certain of the Company's other software, all of which was used in the IT Products and Services business. Under the terms of the sale, ePlus agreed to employ the majority of the former employees of Elcom Services Group. The sale price for the Business consisted of cash consideration of $2.15 million, of which approximately $0.6 million is held in escrow. The Company expects the majority of the amount held in escrow to be released to the Company during the second and third quarters of 2002. The escrow will be released when the Company satisfies certain liabilities, mostly related to employee commissions, severance and accrued vacation, which the Company anticipates will be settled within 180 days.

        For a sixty-day period, that may be extended up to a maximum of six months, the Company will perform certain operational and hosting services ("Managed Services") for ePlus to facilitate the transition of the Business to ePlus in an efficient and effective manner. The Company will be reimbursed for its costs incurred in the provision of the Managed Services. The Managed Services include providing certain facilities for former Company staff now employed by ePlus and hosting of certain software applications used in the Business.

        The Company also issued warrants to purchase 300,000 shares of the Company's common stock to ePlus. The warrants are exercisable after September 29, 2002, have an exercise price of $1.03 and expire on March 27, 2009.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------

(a)     Not applicable.

(b)     Pro Forma Financial Information.

        Pro forma financial information is included herein pursuant to Article 11 of Regulation S-X.

(c)     Exhibits.

        The Exhibits to this Report are listed in the Exhibit Index, set forth elsewhere herein.

                                   SIGNATURE
                                 -------------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  ELCOM INTERNATIONAL, INC.


                                                  By: /s/ Peter Rendall
                                                  Peter A. Rendall
                                                  Chief Financial Officer


Date:   April 10, 2002

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   ELCOM INTERNATIONAL, INC. AND SUBSIDIARIES
                                   (UNAUDITED)




                                    OVERVIEW

On March 29, 2002, Elcom International, Inc. (the "Company") completed the sale of certain of the assets and liabilities of the Company's U.S. IT Products and Services business conducted by its subsidiary, Elcom Services Group to ePlus. The acquirer will employ the majority of the Company's U.S. personnel who were in that business at the time of the sale and has assumed a lease obligation of one of the Company's facilities. The assets acquired by ePlus include certain contractual rights related to the resale of IT Products and Services, certain fixed assets and rights under the Company's real property lease in California (which will be assigned by ePlus) (the "Assets"). ePlus also assumed certain related liabilities of the Company, including liabilities related to employee compensation and liabilities under assigned contracts (collectively with the Assets, the "Business"). In addition, ePlus acquired certain of the Company's software and a perpetual license for certain of the Company's other software, all of which was used in the IT Products and Services business. Under the terms of the sale, ePlus agreed to employ the majority of the former employees of Elcom Services Group. The sale price for the Business consisted of cash consideration of $2.15 million, of which approximately $0.6 million is held in escrow. The Company expects the majority of the amount held in escrow to be released to the Company in the second and third quarters of 2002. The escrow will be released when the Company satisfies certain liabilities, mostly related to employee commissions, severance and accrued vacation, which the Company anticipates will be settled within 180 days.

The unaudited pro forma condensed  consolidated  financial  statements have been prepared by the Company's management based upon the Company's financial statements. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements as filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 2001.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2001 gives effect to the transaction as though it had been consummated on that date. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet generally reflect the sale of the assets and liabilities and the gain associated with the transaction. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2001 give effect to the transaction as though it had occurred on January 1, 2001. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations generally reflect reductions in revenues and expenses attributable to the disposed business.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2001
                                  (UNAUDITED)
                                 (in thousands)





                                          Elcom         Pro Forma
                                      International,   Adjustments
                                           Inc.            (A)        Pro Forma
        ASSETS
                                      --------------  -------------   ---------
CURRENT ASSETS
Cash and cash equivalents             $       10,813  $   2,150 (a)   $  12,963
Accounts receivable, net                       3,840                      3,840
Inventory                                          3                          3
Prepaids and other current assets                459         (4)(a)         455
                                      --------------                  ---------
        Total current assets                  15,115                     17,261
                                      --------------                  ---------

Property, equipment and software, net          6,228       (107)(a)       6,121
Other assets                                     209         (4)(a)         205
                                      --------------                  ---------
                                      $       21,552                  $  23,587
                                      ==============                  =========

              LIABILITIES AND
            STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable, accrued expenses
    and other current liabilities     $        9,505                  $   9,505
Current portion of capital lease
    obligations                                  502        (14)(a)         488
                                      --------------                  ---------
        Total current liabilities             10,007                      9,993
                                      --------------                  ---------

Non-current capital lease obligations            311        (29)(a)         282
Total stockholders' equity                    11,234      2,078 (b)      13,312
                                      --------------                  ---------
                                      $       21,552                  $  23,587
                                      ==============                  =========




Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
-----------------------------------------------------------------
(A)     The pro forma adjustments consist of:
        (a) Recognition of specific assets sold and liabilities assumed in the transaction, and cash received ($600 in escrow.)
        (b)     Recognition of gain on the sale transaction.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                  (UNAUDITED)
                     (in thousands, except per share data)





                                          Elcom         Pro Forma
                                      International,   Adjustments
                                           Inc.            (A)        Pro Forma

                                      --------------  -------------   ---------
Net Sales                             $       62,221  $  57,944 (a)   $   4,277
Cost of sales                                 47,131     45,917 (a)       1,214
                                      --------------  -------------   ---------
        Gross profit                          15,090     12,027           3,063

Expenses:
    Selling, general and
        administrative                        36,633     11,390 (a)      25,243
    Research and development                   1,089         --           1,089
    Asset impairment                           1,776         --           1,776
                                      --------------  -------------   ---------
        Operating income (loss)              (24,408)       637         (25,045)
Interest expense                                (296)      (202)(b)         (94)
Interest income and other, net                   145         --             145
                                      --------------  -------------   ---------

Income (loss) from continuing
    operations                               (24,559)       435         (24,994)
Tax provision (benefit)                           --         --              --

Net profit (loss) from continuing
    operations                        $      (24,559) $     435       $ (24,994)
                                      ==============  =============   =========

Pro forma net loss per share from
    continuing operations (basic
    and diluted)                      $        (0.79)       B         $   (0.81)
                                      ==============  =============   =========

Pro forma weighted average shares
    outstanding (basic and diluted)           30,912        B            30,912
                                      ==============  =============   =========






Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
---------------------------------------------------------------------------
(A)     The pro forma adjustments consist of:
        (a) Recognition of reductions in net sales, cost of sales and selling, general and administrative expenses associated with the business disposed of.
        (b)     Recognition of reduction in interest expense.
(B)     Not presented as the data is not meaningful.

                                 EXHIBIT INDEX


Exhibit        Description of Exhibit
-------        ----------------------

2.7 Asset Purchase and Sale Agreement by and between Elcom Group and Buyer dated March 25, 2002

2.7.1          Amendment to Asset Purchase Agreement

2.7.2 Managed Services Agreement by and between Elcom Group and Buyer dated March 29, 2002

2.7.3 Registration Rights Agreement by and between EII and Buyer dated March 29, 2002

2.7.4          Warrant by and between EII and Buyer dated March 29, 2002

99.5           Press Release